FORM 21

(Section 371)

PROVINCE OF BRITISH COLUMBIA

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COMPANY ACT

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SPECIAL RESOLUTION

The following special resolution was passed by the undermentioned Company on the date stated:Name of Company: 9003 INVESTMENTS LTD.Date resolution passed: October 3rd (month, day), 1986.

1. The name of the Company be changed from 9003 INVESTMENTS LTD. to "GENEVE COSMECEUTICALS INC.".

2. The Memorandum of the Company be amended by deleting paragraph one thereof and substituting in its place the following:

"The name of the Company is "Geneve Cosmeceuticals Inc.""

3. The Memorandum of the Company, as amended above be in the form attached hereto as Schedule "A".

Certified a true copy October 29th (month, day), 1986.

(Signature): /s/ "James A. Moeller"

(Relationship to Company): Solicitor

SCHEDULE "A"

COMPANY ACT

FORM 1

MEMORANDUM

I wish to be formed into a company with limited liability under the Company Act in pursuance of this Memorandum.

1. The name of the company is "Geneve Cosmeceuticals Inc.".

2. The authorized capital of the company consists of 10,000 Common Shares without par value.

3. I agree to take the number and kind and class of shares in the company set opposite my name.